EXHIBIT 10.44

                               MARKETING AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of November 1, 2001, by and between Junum, Inc. ("Junum" or the "Company"), a Delaware corporation, having its principal place of business at 1590 Corporate Drive, Costa Mesa, California 92626 and AJ Marketing Group, Inc., a Nevada corporation ("Partner"), having its principal place of business at 12458 Presilla Road, Camarillo, California 93012.

                                    RECITALS

         WHEREAS, Partner is in the business of network marketing of products and services, and its principals have substantial contacts in the network marketing industry.

         WHEREAS, Junum provides financial advisory services via the Internet to its members, which includes, among other things, complete credit management services, as well as its related business products offerings ("CCM").

         WHEREAS, Partner desires to offer the Junum CCM program (and other such programs as may be determined in the future) to the general public via network marketing, and through marketing over the Internet.

         NOW THEREFORE, in consideration of these recitals and the mutual promises set forth below, the parties hereto agree as follows:

                                    AGREEMENT

1.       Term and Termination.

a. TERM. This agreement shall commence as of the date first above written and shall continue (the "Term") in full force and effect until the third anniversary of the date thereof. This agreement shall automatically be extended for an additional three year term unless, at any time during the six months prior to expiration of each Term, Partner delivers written notice of its election not to extend the Term; provided, however, that the consent of Junum shall be required for any extension of the Term if Partner has sold less than 100,000 Junum memberships during such Term or extension thereof; and, provided, further, that the Term may only be extended a maximum of seven times.

b. EFFECT OF TERMINATION. No termination of this Agreement by any party, regardless of the reason therefore, shall relive the other party of its existing obligations under this Agreement as of the date of termination.

c. TERMINATION FOR CAUSE. Junum shall have the right to terminate this agreement upon 30 days prior written notice for Cause (as defined below). Prior to any such termination, Junum shall give Partner written demand to cure any Cause Event (as defined below), and shall allow partner not less than 30 days to cure such Cause Event. For purposes hereof, Cause shall

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

         mean that Partner shall (i) have been convicted of any felony, or convicted of any criminal violation of any state or federal laws regulating Junum's business operations, or (ii) Partner shall have violated the reasonable rules and regulations applicable to Junum and all other resellers of Junum Memberships, as published in writing from time to time by Junum (each a "Cause Event").

2.       Scope of Services.

a. SERVICES. Partner agrees that from time to time during the Term, it shall refer members to Junum a via websites, through telemarketing, marketing over the Internet, or otherwise. Partner will be assigned a unique referral code OR codes so as to identify its referrals. Partner shall provide marketing services exclusively to Junum, and Junum hereby retains Partner as its exclusive marketing representative with respect to sales of Junum's products and services through multi-level marketing. Partner, in the conduct of its business and the provision of marketing services hereunder, shall at all times comply with all applicable federal and state laws, the violation of which could reasonably be expected to have a material adverse effect on Junum's business or operations.

b. COMPENSATION. Partner will be compensated for each referral that results in a Confirmed Junum Membership as set forth below. In addition, Junum shall issue to Lauren-Nichol Thompson, a principal of Partner, 200,000 shares of common stock which shall be registered under the Securities Act of 1933, as amended. A Confirmed Junum Membership shall mean a membership (whether a consumer membership or a business membership) which has been purchased from Junum arising from a referral from Partner, and for which Junum has received cash payment for such membership. All commissions, as set forth below, shall be due and payable to Partner as and when Junum has received payment in cash of its fees for the related product.

                                        CONSUMER PRODUCT
                                        ----------------
------------------------------ ------------------------------- --------------------------------
    Fees Paid to Junum             Junum Retail Prices         Commission Payable to Partner
------------------------------ ------------------------------- --------------------------------
Up Front Set-up Fee              $39.95 (includes 1st month)       62.5%
------------------------------ ------------------------------- --------------------------------
Membership Fees                  $19.95 per month                  $70%
------------------------------ ------------------------------- --------------------------------
Service Units (removals)         $10.00                            None
------------------------------ ------------------------------- --------------------------------
Add Spouse to Membership         $9.00 per month                   33.33% per month
------------------------------ ------------------------------- --------------------------------

                                        BUSINESS PRODUCT
                                        ----------------
------------------------------ ------------------------------- --------------------------------
    Fees Paid to Junum             Junum Retail Prices         Commission Payable to Partner
------------------------------ ------------------------------- --------------------------------
Up Front Set-up Fee              $199.95 (includes 1st month)      70%
------------------------------ ------------------------------- --------------------------------
Membership Fees                  $29.95 per month                  53.25%
------------------------------ ------------------------------- --------------------------------
Service Units (removals)         $10.00                            None
------------------------------ ------------------------------- --------------------------------

c. PRICES SUBJECT TO CHANGE. The prices to be charged by Partner shall be subject to change upon the mutual agreement of the parties. Junum agrees not to offer any of the above products (meaning the retail version of Junum's consumer or business product, as applicable) at prices more favorable than the above to any third party, and shall not sell its products on a retail basis for fees less than the Junum Retail Prices as set forth above. Notwithstanding the foregoing, Junum shall have the unlimited right to offer its products and services as a bundled product (which bundled product will contain the retailed version of Junum's products) with bona fide products and services of a third party, provided that the total retail price for such bundled product is in excess of the Junum Retail Prices set forth above. Junum shall not sell or offer any of its products or services through any multi-level marketing group or organization other than through Partner.

d. CHARGEBACKS. Junum may deduct from any amounts owed to Partner an amount equal to a any amount previously paid to Partner in circumstances of a: duplicate entry or other clear error; non-bona fide sale, or, with respect to a non-receipt of payment from, or refund of payment to, the Junum Member.

e.       PAYMENTS AND BILLING.

         i. Payment for Services. Any and all fees due and payable to the Partner shall be paid in weekly payments, on Monday of each week, and shall be equal to all then unpaid fees due to Partner through and including the Second Friday immediately preceding such date. For example only, the payment due to Partner on Monday, November 19, 2001, would be calculated based on all collections through and including Friday, November 9, 2001. All payments will be made in U.S. dollars. The Company shall provide to Partner a weekly statement showing the number of active memberships procured by or through Partner, the collections for the previous week broken down into product category, set up fees, membership fees and charges for addition of a member's spouse, and the corresponding commission due to Partner.

         ii. Taxes. All payments required by this Agreement shall be reduced by any state, local or federal taxes imposed upon such sales as required by law and for which the Company is obligated by law to collect and pay to the applicable taxing authority; provided, however, that the Company shall increase the cost of Junum Memberships by the amount of such taxes. Such taxes shall include, but are not limited to, all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Company will be responsible for and will pay in full, except for taxes based on Partner's net income.

         iii. Expenses. Partner shall bear all of its own expenses in rendering the services hereunder, and shall not have any right to reimbursement from the Company, unless the Company agrees to pay for, or reimburse Partner for, any particular expense in advance and in writing.

         iv. Other Expenses. Except as set forth in this Agreement or otherwise agreed to in writing, Company shall not be liable for any other expenses of Partner, including but not limited to health insurance, disability insurance, workman's compensation or professional fees. Neither shall the Company be liable for the payment of local, state, or federal taxes on the income of Partner. Junum shall invoice Partner for any out-of-pocket expenses incurred by Junum on behalf of Partner, provided, such expenses shall be approved in advance by both Junum and Partner.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTNER. In addition to its other representations, warranties and covenants contained herein, Partner hereby represents and warrants to Junum that:

         a. Partner represents and warrants that: (i) it is free to enter into this Agreement and has full legal power and authority to enter into and perform under this Agreement, (ii) its entry into and performance under this Agreement does not violate any rights of or obligations of Partner to any third party.

         b.       "Do not call" and compliance. To Partners best knowledge:

                  i. Partner represents and warrants that it complies with all federal, state, county, and local laws, ordinances, regulations, and codes relating to telemarketing sales, including registration provisions when applicable.

                  ii. Partner represents and warrants that it maintains a written "Do Not Call" policy that is distributed to all employees of Partner, who are also trained and instructed to follow such policy. Partner shall forward a copy of the policy, and as it is revised from time to time, to Company for review.

                  iii. Partner represents and warrants that all prospects that request to be either taken off the list, not to be called in the future or that exhibit a hostile attitude to the TSR will be properly coded as a "Do Not Call" on the daily file transfer and will not be called in future for Company's campaign.

         c.       Scripting and misrepresentation

                  i. Partner may create scripts (which may be either printed or in electronic format) or request scripts and appropriate materials to assist in the completion of Partner's duties under this agreement from Company. However, Company must approve all scripts prior to their use. The approved script must be read as it is written. Company must approve any changes to the script in writing. When a telephone sales representative employed by Partner is required to answer questions, he/she must use the information contained in the script, rebuttals, or in the training manual. Company understands that conversation is helpful and often necessary to complete a sale, and therefore, in order to ensure that Company's services are not misrepresented, Partner agrees that its employees will not make any false or misleading representations about Company's products and services.

                  ii. In the event any person employed by Partner is found to have violated this section of the Agreement or any state or federal law and regulation with respect to Company's campaign, such person shall be removed immediately upon Company's written request and barred from participating in Company's campaign in the future.

         d. As a description of the relationship between Junum and Partner in Partner's marketing materials, the following may be used:
                  "A Junum Marketing Group". For example, AJ Marketing Group, Inc.-- A Junum Marketing Group.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF JUNUM. In addition to its other representations, warranties, and covenants contained herein, Junum hereby represents and warrants to Partner that:

         a. Junum will not sell any products or services through its current Affiliate program after March 31, 2002, so long as Partner has sold not less than 10,000 Junum Memberships on or prior to such date.

         b. In the event that Partner has not sold at least 100,000 Junum Memberships on the date which is 14 months following the commencement of this Agreement, then, at any time after such date, Junum shall have the right to resume its affiliate marketing program, or any other marketing program as determined by Junum, other than any program involving network marketing. In the event that, during any Term or extension thereof, Partner has not sold at least 100,000 Junum Memberships, than Junum shall have the right to resume its affiliate marketing program, or any other marketing program as determined by Junum, other than any program involving network marketing. Notwithstanding the foregoing, Junum shall have the right to initiate any Affiliate marketing program with any Affiliate with the prior written consent of Partner. Partner shall object to any proposed Affiliate marketing program within 10 business days of Partner's receipt of a written proposal from Junum which contains a summary description of the marketing plans with respect to such program.

         c. Company represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is qualified to do business in the State of California, (2) it has all the requisite corporate power and authority to execute, delver and perform its obligations under this Agreement, (3) the execution, delivery, and performance of this Agreement have been duly authorized by Company, (4) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement, (5) it connection with its obligations under this Agreement, it shall comply with all applicable Federal, state and local laws and regulations and shall obtain all applicable permits and licenses.

5.        CONFIDENTIAL INFORMATION; NON-DISCLOSURE.

         a. CONFIDENTIAL INFORMATION. "Confidential Information" under this Agreement includes any information, including oral, written, and machine-readable information, not generally known in the relevant trade or industry, obtained from Partner or Company or their vendors or licensors which is identified by the provider as confidential and which falls within any of the following general categories: (a) information constituting trade secrets of Partner or Company or their vendors or licensors; (b) information relating to existing or contemplated products, services, technology, designs, processes, formulae, computer systems, computer software, reports, algorithms and research or developments of Partner or Company or their vendors or licensors; (c) information relating to the manner and method by which business is conducted, including but not necessarily limited to internal documents, handbooks, policies, forms, plans, requirements, processes, procedures, sales or marketing methods or practices, price lists, the names of contractors, employees, advisors, directors, investors, or other involved personnel;
                  (d) information concerning litigation or pending litigation, and all communications subject to the attorney-client privilege as to the Company's attorneys; (e) informaton marked "Confidential", "Restricted", "Internal Use Only" or "Proprietary"; and (f) information obtained from other parties by Company that is protected under non-disclosure agreements.

         b. PROTECTION. Each party agrees to keep the Confidential Information in the strictest confidence, in the manner set forth below:

                  i. Neither party shall copy, modify, enhance, compile or assemble (or reverse compile or disassemble), or reverse engineer Confidential Information or anything containing or embodying Confidential Information (except in performance of the Services) and shall not, directly or indirectly, disclose, divulge, reveal, report or transfer such Confidential information of the other to any third party or to any individual employed by Company or Partner, other than an employee or independent contractor of Company or Partner having a need to know such Confidential Information. Notwithstanding the foregoing, it is understood that Partner shall provide a detailed description of the Company's products and services to its staff personnel, affiliates, marketing representatives, agents, employees and associates for the purpose of marketing the Company's products and services.

                  ii. Neither parry shall use any Confidential Information of the other or the concepts therein for its own benefit or for the benefit of a third party or for any purpose other than the purpose for which such Confidential Information is being disclosed.

                  iii. Neither party shall remove any proprietary legends or notices, including copyright notices, appearing on or in the Confidential Information of the other.

                  iv. Each party shall take appropriate action with respect to each and every person permitted access to any Confidential Information of the other to ensure that each person complies with the confidentiality provisions hereof. Appropriate action means at least the same degree of care used by the party to protect its own confidential information from unauthorized disclosure.

                  v. Any materials which constitute, or which relate to or derive from any Confidential Information, shall be kept confidential, and all such materials shall be returned to the disclosing party or destroyed upon satisfaction of the purpose for the disclosure of such information, or upon request of the party owning such Confidential Information.

                  vi. The parties may disclose Confidential Information to their attorneys in the course of representation on a matter reasonably requiring the attorneys to receive the Confidential Information and also may disclose Confidential Information to their certified public accountants to the extent necessary to enable those accountants to prepare financial statements or reports required by law.

                  vii. If any demand is made in litigation, arbitration, or other proceeding for disclosure of Confidential Information, the party upon which the demand is made shall assert this Agreement as a ground for refusing the demand, shall not disclose the Confidential Information and shall provide notice to the owner of such Confidential Information to afford such party the opportunity to seek a protective order or other appropriate relief to prevent or restrict and protect any disclosure of Confidential Information. No party shall not be required to refuse to disclose Confidential Information if disclosure is pursuant to an order of a court or quasi judicial body of competent jurisdiction, or an unopposed subpoena or similar legal proceeding.

                  viii. The obligation to protect shall last dining the term of this Agreement and for three years afterward unless otherwise agreed in writing.

         c. EXCEPTIONS. The party disclosing Confidential Information agrees that the receiving party ("Recipient") shall have no obligation with respect to any information which the Recipient can establish:

                  i. Was already known to Recipient prior to disclosure by the other party:
                  ii. Was or becomes publicly known through no wrongful act of Recipient or a third party;
                  iii. Was rightfully obtained by Recipient from a third party without similar restriction and without breach hereof;
                  iv. Was used or disclosed by Recipient with the prior written authorization of the other party;

                  v. Was disclosed pursuant to the requirement or request of a governmental agency, which disclosure cannot be made in confidence, provided that in such instance, Recipient shall first give to the other party reasonable notice of such requirement or request; or

                  vi. Was disclosed pursuant to the order of a court or quasi judicial body of competent jurisdiction or a lawfully issued subpoena, provided that the Recipient shall take reasonable steps to obtain an agreement or order that, to the greatest extent possible, this Agreement will be applicable to all disclosures under the court order or subpoena.

         d. DISCLOSURE. Notwithstanding anything contained herein to the contrary, if a party is unintentionally exposed to any Confidential Information of the other party, the unintended Recipient agrees that it shall not, directly or indirectly, disclose, divulge, reveal, report or transfer such Confidential Information to any person or entity or use such Confidential Information for any purpose whatsoever.

         e. REMEDIES. In the event any party believes that the other party has divulged or otherwise used improperly any Confidential Information, such party shall notify the breaching party in writing, specifying with detail the alleged breach, and demanding that the breaching party immediately cease and desist any improper disclosure and cure such breach, if possible. The sole and exclusive remedy for any breach of this section shall be (i) monetary damages according to proof, and
                  (ii) specific performance and injunctive relief ordering the breaching party to cease and desist. A breach of this section shall not be grounds to terminate this Agreement

6. WORK PRODUCT OWNERSHIP. Company recognizes that Partner may have pre-existing ownership rights in certain materials products, software, etc. that Partner uses in performing its obligations hereunder. To the extent Partner, in performing its obligations hereunder, puts new work product or to the extent that Partner's employee or subcontractor produces new work product that specifically incorporates any material code or programming which belongs to the Company in connection with Partner performing its obligations hereunder (collectively, "Work Product"), all right and title in and to such Work Product shall be in and with the Company. Partner agrees to assign and does hereby expressly assign to Company all rights, titles and interests in and to all such Work Product in which any material code or programming of Company is incorporated. Partner also hereby waives and agrees never to assert any moral rights it may have in any such Work Product. Partner shall, at Company's request; promptly execute a written assignment of title to Company of any or all such Work Product. During and after the term hereof, Partner agrees to assist Company, or its designee, at Company's expense, in every proper way to secure Company's rights in such Work Product in any and all countries and the execution of all applications, specifications, oaths, assignments and other instruments that Company deems necessary to apply for and obtain such rights and to assign and convey to Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Work Product. If Company is unable for any reason to secure Partner's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations coveting any such Work Product, then Partner hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Partner's agent and attorney-in-fact, to act for and in Partner's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Partner. Partner further acknowledges that all original works of authorship that specifically incorporates any material code or programming which belongs to the Company and that are made by Partner (solely or jointly with others) connection with performing its obligations hereunder and that are protectible by copyright are "works made for hire," as that term is defined in the U.S. Copyright Act. Notwithstanding the foregoing, in no event shall that certain software developed by System Universal to manage the multi-level marketing business of Partner be construed to be Work Product.

7.       OTHER AGREEMENTS.

         a. Patent Restrictions. Partner shall not have any liability for a claim alleging that any of the products and services of the Company infringes a U.S. patent or copyright if the alleged infringement is based on information furnished by Company, or if the alleged infringement is the result of a modification made by Company.

         b. Required Consents. Company agrees to obtain from its vendors any consents relating to applicable third party software, hardware and associated or other facilities and services that are necessary to allow Partner's employees access, review and full use thereof for purposes of performing the services to be provided by Partner hereunder ("Required Consent") Company shall bear the costs, if any, of obtaining all Required Consents.

         c.       Compliance with Laws.

                  i. General Compliance with Laws. In the performance of services hereunder, each party shall comply with all applicable national, provincial and/or state, county, municipal and local laws, statutes, ordinances, orders, codes, rules and regulations applicable to the Services.

                  ii. US Government Regulations. Partner work not export, re-export, transfer, or make available, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any county or organization of nations within whose jurisdiction Partner operates or does business.

8.       LIMITATION OF LIABILITY.

         a. FORCE MAJEURE. No party to this Agreement shall be liable for damage arising from, or delays in processing or other nonperformance caused by, such events as accidents, fires, telecommunications failures, temporary equipment failures, failures of fluctuation in electrical power, heat, light or air conditioning, labor disputes, strikes, riots, war, governmental regulation, third party nonperformance, acts of God or other causes over which such party has no reasonable control.

         b.       Warranty; Limitation of Liability.

                  i. LIMITED WARRANTY. Services furnished are in the nature of professional assistance. Partner does not warrant or guarantee in any form the results or achievements of the service provided, except that Partner warrants and represents that the Services performed hereunder shall be performed in a professional manner. THIS LIMITED EXPRESS WARRANTY SPECIFIED ABOVE IS THE ONLY WARRANTY MADE BY PARTNER AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  ii. LIMITATION OF LIABILITY. Each party's aggregate liability to the other on any claims of damages arising out of this Agreement shall be limited to direct damages and shall not exceed the amounts actually paid by Company to Partner hereunder. The parties agree that any claims under this Agreement must be brought within one (1) year of the termination of this Agreement IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR. INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY OR. LIKELIHOOD OF SUCH DAMAGES.

         c.       Indemnification.

                  i. INDEMNITY BY PARTNER. Partner shall defend, indemnify and hold harmless Company against any loss, liability, damage or expense incurred by Company as a result of claims, actions or proceedings brought by any third party arising from (a) Partner's failure to perform its obligations under this Agreement, including any failure to obtain Required Consents,
                           (b) a claim for personal injury, damage or other liability to any agent or employee of Partner occurring on Company's premises, except for personal injury or property damage attributable in part to a negligent, reckless or willful act or omission of Partner, (c) Partner's activities which are not in accordance with the provisions of this Agreement; (d) Partner's activities which are not in compliance with applicable laws and regulations; (e) Partner's activities which are based upon any unapproved assertions, errors, omissions or misrepresentations of Partner, including but not limited to those defined in the Representations and Warranties Section above; (f) Partner's activities which are based upon the operation of Partner's business; and (g) Partner's activities which are based upon agreements between Partner and third parties. Company shall promptly notify Partner if any such claim is brought. Partner shall indemnify Company against its reasonable attorneys' fees and any money damages or costs awarded in respect of any such claim(s) and any suit raising any such claim(s). Company agrees to cooperate with said defense by complying with Partner's reasonable instructions and requests to Company in erection with said defense. The indemnification provided in this section shall not extend to any infringement of intellectual property rights resulting in the use of work not reasonably contemplated or authorized by Partner, or through army modification or alteration to said work made by Company without Partner's written consent.

                  ii. INDEMNITY BY COMPANY. Company shall defend, indemnify and hold harmless Partner against any loss, liability, damage or expense incurred by Partner as a result of claims, actions or proceedings brought by any third party arising from (a) Company's failure to perform its obligations under this Agreement, including any failure to obtain Required Consents,
                           (b) a claim for personal injury, damage or other liability to any agent or employee of Company occurring on Partner's premises, except for personal injury or property damage attributable in part to a negligent, reckless or willful act or omission of Company, (c) Company's activities which are not in accordance with the provisions of this Agreement; (d) Company's activities which are not in compliance with applicable laws and regulations; (e) Company's activities which are based upon any unapproved assertions, errors, omissions or misrepresentations, of Company, including but not limited to those defined in the Representations and Warranties Section above; (f) Company's activities which are based upon the operation of Company's business; and (g) Company's activities which are based upon agreements between Company and third parties. Partner shall promptly notify Company if any such claim is brought. Company shall indemnify Partner against its reasonable attorneys' fees and any money damages or costs awarded in respect of any such claim(s) and any suit raising any such claim(s). Partner agrees to cooperate with said defense by complying with Company's reasonable instructions and requests to Partner in connection with said defense.

9.       MISCELLANEOUS.

         a. REQUIRED NOTICES. Junum and Partner each respectively agrees to make reasonable efforts to promptly provide notice to the other of any notifications received from governmental authorities regarding any consumer complaints or other matters pertaining to this Agreement.

         b.       GOVERNING LAW; CONSENT TO JURISDICTION.

                  i. The interpretation and construction of this Agreement; and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California. In the event of litigation, the prevailing party shall be entitled to reasonable attorneys' and experts' fees and all other costs of litigation.

                  ii. Each of the parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of California or the United States District Court for the Central District of California, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid

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                           actions or proceedings arising out of or in
                           connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law. Each party waives trial by jury. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation or connection with any of the provisions of this Agreement, the prevailing pasty shall be entitled to recover reasonable attorneys' fees and other cost incurred in that action or proceeding, including travel costs, in addition to any other relief to which it may be entitled.

         c. ENTIRE AGREEMENT. This Agreement represents the entire understanding between Partner and Junum with respect to the matters contained herein. The Exhibits referenced herein, including without limitation Exhibit A, are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         d. WAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of any party thereto shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such party.

         e. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, then both parties shall be relieved of all obligations arising wider such provision, but only to the extent that such provision is unenforceable, and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it enforceable while preserving its intent or, if that is in possible, by substituting another provision that is enforceable and achieves substantially the same objective and economic result. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, INDEMNIFICATION OR EXCLUSION OF DAMAGES OR OTHER REMEDIES IS INTENDED TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY UNDER THIS AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES OR OTHER REMEDIES SHALL REMAIN IN EFFECT.

         f. SURVIVAL OF PROVISIONS. Sections 5 and 8 of this Agreement shall survive any termination or expiration of this Agreement for a period of one year following such termination or expiration.

         g. INDEPENDENT CONTRACTOR. The services rendered pursuant to this Agreement are for a

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

                  specified remuneration for a specified result, and Partner is under the control of Company as to the result of the services only, and not as to the means by which such result is accomplished. Company acknowledges that Partner is an independent contractor and that:

                  i. Company is under no obligation to Partner to maintain public, professional, product, or other liability insurance to cover risks, if any, to Partner.

                  ii. Partner is excluded from the benefits of state workers' compensation insurance. To the extent desired by Partner, adequate levels of medical and disability insurance coverage should be maintained to provide benefits in the event that Partner or Partner's employees or agents sustain injuries while performing services pursuant to this Agreement Partner is also excluded from receiving state unemployment and disability insurance benefits.

                  iii. Company shall not make deductions from the compensation of Partner for federal or state income tax withholding, Federal Insurance Contribution Act, state disability funds, or Federal Unemployment Tax Act.

                  iv. Partner is excluded from coverage of state and federal labor laws that regulate the payment of wages, including but not limited to, minimum wage and overtime provisions.

                  v. Notwithstanding anything to the contrary herein, Partner (i) shall maintain the right to perform services for others during the term of this Agreement (subject to the confidentiality provisions set forth in this Agreement), (ii) shall furnish all equipment and materials used to provide the services required by this Agreement, except to the extent that Partner's work must be performed on or with systems belonging to Company or its customers, and (iii) shall be responsible for paying all ordinary and necessary expenses of its staff.

                  vi. Nothing contained in this Agreement shall be construed to (a) give any party the power to direct and control the day-to-day activities of the other; or (b) constitute such parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking or (c) make either party an agent of the other for any purpose whatsoever. Neither party nor their agents or employees are the representatives of the other for any purpose, and neither has power or authority to act as agent, employee to represent, to act for, bind, or otherwise create or assume any obligation an behalf of the other.

         h. ASSIGNABILITY. This Agreement shall bind the parties and their successors and permitted assigns. Partner may not assign this Agreement without the prior written consent of Junum, which shall not be unreasonably withheld. Upon giving prior notice thereof to Partner, Junum may assign this Agreement to any parent, subsidiary or affiliate of Junum. Other assignments shall require Partner's prior written consent, which Partner shall not unreasonably withhold, condition, or delay; provided that Junum may freely assign its rights to any compensation due to Junum under this Agreement. Notwithstanding the foregoing, either party may assign this Agreement in connection with the sale of all or substantially all of the assets or business of that party.

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

         i. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given by personal service or certified mail return receipt requested, to the addresses of the parties as they appear below, or as changed through written notice to the other party. All notices, demands and other communications required or permitted hereunder shall be deemed to have been duly given when delivered by hand, or, if mailed five (5) business days after deposit in the mail, return receipt requested directed to the following addresses or to such other additional addresses as any party might designate by written notice to the other party.

                           To Partner:
                           12458 Presilla Road
                           Camarillo, California 93012


                           To Junum, Inc.:
                           1590 Corporate Drive
                           Costa Mesa, California 92626

         j. AMENDMENT. This Agreement may not be modified or amended except upon the written consent of both parties hereto.

         k. FURTHER ASSURANCES. Each party agrees to execute all such further instruments and to take all such actions as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         l. HEADINGS. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

         m. INTERPRETATION. The parties agree that this Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and that ambiguities shall not be interpreted against the drafting party. Where agreement, approval, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld, unless specifically permitted by this Agreement.

         n. DEFINED TERMS. Defined terms used herein are equally applicable to the singular and plural forms as appropriate.

         o. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts hereto. All counterparts shall be construed together and shall constitute one Agreement. The parties agree to accept a telecopy of any executed signature page as evidence that a counterpart has been executed by a party and that the Agreement is binding as to that party.

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

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.



JUNUM, INC.                                       PARTNER:

By: /S/ David B. Coulter                          By: /S/ L. Thompson
    ---------------------------                       --------------------------

Name:  David B. Coulter                           Name:  L. Thompson

Title:  Chief Executive Officer                   Title:  Chairman


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